Exhibit 99.1

VANTAGE ENERGY, LLC

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,260	$2,191
Accounts receivable (Note 2)	11,416	21,989
Accounts receivable—related party	33,199	—
Inventory	806	1,212
Prepayments and deposits	4,191	815
Commodity derivative assets	13,930	40,944

Total current assets	64,802	67,151

Property, plant, and equipment:
Oil and gas properties, full-cost method of accounting:
Proved	1,083,681	1,032,782
Unproved	72,605	74,619

Total oil and gas properties	1,156,286	1,107,401
Accumulated depletion and ceiling write-down	(821,083)	(634,082)

Net oil and gas properties	335,203	473,319
Gathering systems, less accumulated depreciation of $7,741 and $5,299	63,553	58,815
Other property, plant, and equipment, less accumulated depreciation of $2,134 and $1,948	717	772

Net property, plant, and equipment	399,473	532,906
Commodity derivative assets	10,689	15,679
Other assets	2,515	2,043

Total assets	$477,479	$617,779

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities (Note 2)	$33,524	$40,937
Accounts payable—related party	—	1,100
Current portion of Revolving Credit Facility, net of unamortized deferred financing costs	265,430	—
Current portion of Second Lien Note Payable	2,000	2,000

Total current liabilities	300,954	44,037
Revolving Credit Facility, net of unamortized deferred financing costs	—	270,555
Second Lien Note Payable, net of unamortized deferred financing costs	189,260	189,780
Asset retirement obligations	8,927	8,466

Total liabilities	499,141	512,838

Contingently redeeemable Founders’ units	5,960	5,788
Members’ equity:
Member contributions, net of issuance costs	448,059	428,227
Accumulated deficit	(475,681)	(329,074)

Total members’ equity	(27,622)	99,153

Total liabilities and members’ equity	$477,479	$617,779

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine months ended September 30,
(In thousands)	2016	2015
Operating revenues:
Gas revenues	$66,211	$53,334
Oil revenues	2,124	2,524
NGLs revenues	8,764	6,683
Midstream revenues	7,244	4,318
Gain on commodity derivatives	9,929	45,123

Total operating revenues	94,272	111,982

Operating expenses:
Production and ad valorem tax expense	5,041	3,244
Marketing and gathering expense	7,457	3,567
Lease operating and workover expense	9,838	12,591
Midstream operating expense	2,198	1,068
General and administrative expense	5,415	5,357
Depreciation, depletion, amortization, and accretion expense	35,793	39,672
Impairment of oil and gas properties	155,994	156,767

Total operating expenses	221,736	222,266

Operating loss	(127,464)	(110,284)

Other expenses:
Other expense	153	3
Interest expense	18,990	16,158

Total other expenses	19,143	16,161

Net loss	$(146,607)	$(126,445)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine months ended September 30,
(In thousands)	2016	2015
Cash flows from operating activities:
Net loss	$(146,607)	$(126,445)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, and accretion	35,793	39,672
Accretion of original issue discount	296	275
Impairment of oil and gas properties	155,994	156,767
Gain on commodity derivatives	(9,929)	(45,123)
Settlement of commodity derivatives	41,933	59,491
Changes in operating assets and liabilities:
Accounts receivable	10,573	10,467
Accounts payable—related party	(34,299)	(7,960)
Inventory	406	292
Prepayments and deposits	(3,376)	(1,109)
Accounts payable and accrued liabilities	6,371	6,074

Net cash provided by operating activities	57,155	92,401

Cash flows from investing activities:
Oil and gas property acquisition, exploration, and development	(60,940)	(150,588)
Gathering system additions	(7,916)	(11,151)
Water investment additions, net of surcharges refunded	(1,477)	—
Other property, plant, and equipment additions	(95)	(438)

Net cash used in investing activities	(70,428)	(162,177)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	58,000	54,000
Principal payments on Revolving Credit Facility	(63,000)	—
Principal payments on Second Lien Note Payable	(1,500)	(1,500)
Members’ contributions, net	20,004	—
Financing costs	(1,162)	(1,377)

Net cash provided by financing activities	12,342	51,123

Net change in cash and cash equivalents	(931)	(18,653)
Cash and cash equivalents—beginning of period	2,191	20,479

Cash and cash equivalents—end of period	$1,260	$1,826

Supplemental disclosure of cash flow information:
Cash paid for interest	$19,941	$17,156
Accrued capital expenditures	$13,787	$21,383

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies

(a)	Nature of Operations and Principles of Consolidation

Vantage Energy, LLC (the “Company”) was organized as a limited liability company under the laws of the state of Delaware in 2006. The condensed consolidated financial statements include the accounts of Vantage Energy, LLC and its wholly-owned subsidiaries. All intercompany transactions have been eliminated in consolidation.

The Company is engaged in the exploration and exploitation of oil, natural gas and natural gas liquids, as well as natural gas acquisition, development, and gathering, in various basins in the United States of America, with the primary focus on unconventional natural gas plays.

The accompanying unaudited condensed consolidated financial statements of Vantage Energy, LLC have been prepared by the Company’s management in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information. Accordingly, these financial statements do not include all of the information required by GAAP for annual financial statements. Therefore, these condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes therein for the year ended December 31, 2015. The unaudited condensed consolidated financial statements included herein contain all adjustment which are, in the opinion of management, necessary to present fairly the Company’s financial position as of September 30, 2016 and December 31, 2015, and its condensed consolidated statements of operations and cash flows for the nine months ended September 30, 2016 and 2015. The condensed consolidated statements of operations for the nine months ended September 30, 2016 and 2015 are not necessarily indicative of the results to be expected for future periods.

(b)	Use of Estimates

The preparation of these condensed consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. As a result, actual amounts could differ from estimated amounts. By their nature, these estimates are subject to measurement uncertainty, and the effect on the condensed consolidated financial statements of changes in such estimates in future periods could be significant. Significant estimates with regard to the Company’s condensed consolidated financial statements include the estimate of proved oil and gas reserve volumes and the related present value of estimated future net cash flows, the recoverability of unproved oil and gas properties, the calculation of depletion of oil and gas reserves, the estimated cost and timing related to asset retirement obligations, and the estimated fair value of derivative assets and liabilities.

Reserve estimates are, by their nature, inherently imprecise. The process of estimating quantities of oil and gas reserves is complex, requiring significant decisions in the evaluation of all available geological, geophysical, engineering, and economic data. The data for a given field may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history, and continual reassessment of the viability of production under varying economic conditions. As a result, material revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure that the reserve estimates represent the most accurate assessments possible, subjective decisions, and available data for the various fields make these estimates generally less precise than other estimates included in financial statement disclosures.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

(c)	Oil and Gas Properties

The Company follows the full-cost method of accounting for oil and gas properties. Pursuant to full-cost accounting rules, the Company is required to perform a “ceiling test” calculation to test its oil and gas properties for possible impairment. If the net capitalized cost of the Company’s oil and gas properties subject to amortization (the carrying value) exceeds the ceiling limitation, the excess is charged to expense. The ceiling limitation is equal to the sum of the present value discounted at 10% of estimated future net cash flows from proved reserves, the cost of properties not being amortized, the lower of cost or estimated fair value of unproven properties included in the costs being amortized, and all related income tax effects. The present value of estimated future net revenue is computed by applying the average first day of the month oil and gas price for the preceding 12-month period to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves, assuming the continuation of existing economic conditions.

As of June 30, 2016, the carrying value of the Company’s oil and gas properties subject to the test exceeded the calculated value of the ceiling limitation. As a result, the Company recorded an impairment of $156.0 million for the six months ended June 30, 2016. No impairment was required for the three-month period ended September 30, 2016 as the calculated ceiling exceeded the carrying value of the Company’s oil and gas properties subject to the test. As the ceiling test calculation uses rolling 12-month average commodity prices, the effect of lower quarter-over-quarter prices in future quarters is a potentially lower ceiling value each quarter. Declines in commodity prices could result in future impairments.

(d)	Adoption of New Accounting Principles

The FASB issued ASU 2015-03, Interest Imputation of Interest: Simplifying the Presentation of Debt Issuance Costs, in April 2015. The core principle of ASU 2015-03 will require all costs incurred to issue debt be presented in the balance sheet as a direct deduction from the carrying value of debt, consistent with debt discounts. The Company adopted this standard as of January 1, 2016, and has applied the standard retrospectively. As a result of adoption, the Company has classified debt issuance costs to its Revolving Credit Facility (defined herein) and Second Lien Note Payable (defined herein) from other assets to debt on its condensed consolidated balance sheets.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(1) Description of Business and Summary of Significant Accounting Policies (Continued)

The retrospective adjustment to the December 31, 2015 condensed consolidated balance sheet is as follows:

	Previously reported December 31, 2015	Adjustments	As adjusted December 31, 2015
		(In thousands)
Other assets	$4,771	$(3,390)	$1,381
Revolving Credit Facility	271,000	(445)	270,555
Second Lien Note Payable	192,725	(2,945)	189,780

(2) Balance Sheet Disclosures

Accounts receivable consist of the following:

	September 30, 2016	December 31, 2015
	(In thousands)
Revenue	$8,490	$14,128
Joint interest billings	3,966	5,021
Derivative receivable	52	1,056
Other receivables	108	2,284
Allowance for doubtful accounts	(1,200)	(500)

Accounts receivable	$11,416	$21,989

Joint interest billings represent receivables from joint interest owners on properties the Company operates. For receivables from joint interest owners, the Company typically has the ability to withhold future revenue disbursements to recover nonpayment of joint interest billings.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(2) Balance Sheet Disclosures (Continued)

Accounts payable and accrued liabilities consist of the following:

	September 30, 2016	December 31, 2015
	(In thousands)
Accrued capital expenditures	$5,206	$18,993
Accounts payable	8,913	1,467
Accrued revenue payable	7,930	6,978
Accrued marketing, gathering and transportation	3,781	5,646
Accrued production and ad valorem taxes	2,813	3,127
Accrued general and administrative expense	2,493	1,854
Accrued production expense payable	2,256	2,264
Other	132	608

Accounts payable and accrued liabilities	$33,524	$40,937

(3) Debt

Revolving Credit Facility

Effective July 19, 2007, the Company secured a credit facility with a group of bank lenders. Wells Fargo Bank, N.A. acts as administrative agent. Effective December 20, 2013, the Company amended and restated its credit facility (the “Revolving Credit Facility”) to adjust the borrowing base, increase the maximum commitment to $750 million, and allow for the Second Lien Note Payable (see below). The maturity date of the Revolving Credit Facility is January 1, 2017. As of September 30, 2016 and December 31, 2015, the Company had a borrowing base of $285.0 million and $276.0 million, respectively. As of September 30, 2016 and December 31, 2015, the Company had net outstanding borrowings of $265.4 million and $271.0 million, respectively. On each borrowing, the Company has the election to pay interest at a Base rate or Eurodollar LIBOR. The margin on Base rate loans ranges from 0.75% to 1.75%. The margin on LIBOR loans ranges from 1.75% to 2.75%. The Company pays quarterly commitment fees ranging from 0.375% to 0.500% of the unused borrowing base. The Company generally elects to pay interest based on LIBOR, plus the applicable margin, which was 4.03% in total as of September 30, 2016.

As of September 30, 2016, the Revolving Credit Facility was collateralized by all of the Company’s assets, including its 50% undivided nonoperated interest in the Vantage Midstream assets (as defined in Note 7).

The Revolving Credit Facility contains certain financial covenants, including maintenance of a minimum current ratio, a minimum interest coverage ratio, and a minimum asset coverage ratio. As of September 30, 2016, the Company was in compliance with all of its financial covenants.

Second Lien Note Payable

In December 2013, the Company entered into a second lien note payable (“Second Lien Note Payable”) with a face amount of $200 million, maturing on December 20, 2018. The Company has the election to pay interest at a Base rate or Eurodollar LIBOR. The margin on Base rate loans is 6.50%. The margin on LIBOR loans is 7.50%.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(3) Debt (Continued)

LIBOR has a floor of 1.00%. As of September 30, 2016, the stated interest rate was 8.5%, and net borrowings of $191.3 million was outstanding. The Second Lien Note Payable contains an optional prepayment provision that enables the Company to prepay the Second Lien Note Payable at par. The Second Lien Note Payable was issued with an original issue discount of $2.0 million, which has been classified as a reduction to the note balance. The discount is amortized over the term of the note using the effective interest method. The Second Lien Note Payable requires quarterly principal payments of $500,000, which commenced March 31, 2014.

As of September 30, 2016, the Second Lien Note Payable was collateralized by a second lien interest in all of the Company’s assets, including its 50% nonoperated interest in the Vantage Midstream assets, and contains certain financial covenants. These covenants include maintenance of a minimum asset coverage ratio and a minimum proved reserves value. As of September 30, 2016, the Company was in compliance with all of its financial covenants.

Borrowings outstanding as of September 30, 2016:

	As of September 30, 2016
(in thousands)	Revolving Credit Facility	Second Lien Note Payable
Principal	$266,000	$194,500
Net unamortized premium	—	(979)
Net unamortized debt issuance costs	(570)	(2,261)

Total debt	265,430	191,260
Less: Current portion of long-term debt	265,430	2,000

Total long-term debt	$—	$189,260

The Revolving Credit Facility matures on January 1, 2017. The Company expects to repay and retire the Revolving Credit Facility and the Second Lien Note Payable in connection with the net proceeds from a future monetization event, undrawn capital commitments and/or and cash on hand. Additionally, the Company plans to obtain new financing following the anticipated corporate reorganization, contemporaneous with a monetization event. In addition, the Company expects that it will be able to secure incremental equity commitments or other sources of capital, including debt, if necessary, from its current equity investors, other investors, or lenders to address any shortfall. The Company’s current equity investors continue to be supportive of the Company’s long-term growth and financing strategy.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(3) Debt (Continued)

Maturities of outstanding borrowings as of September 30, 2016 are as follows:

(in thousands)	Revolving Credit Facility	Second Lien Note Payable
Year ending December 31,
2016	$—	$500
2017	266,000	2,000
2018	—	192,000

Total future maturities of outstanding borrowings	$266,000	$194,500

(4) Fair Value Measurements

Authoritative guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the measurement date. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1:	Quoted prices are available in active markets for identical assets or liabilities.

Level 2:	Quoted prices in active markets for similar assets and liabilities that are observable for the asset or liability.

Level 3:	Unobservable pricing inputs that are generally less observable from objective sources, such as discounted cash flow models or valuations.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(4) Fair Value Measurements (Continued)

The assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company’s policy is to recognize transfers in to and/or out of the fair value hierarchy as of the end of the reporting period in which the event or change in circumstances caused the transfer. The Company has consistently applied the valuation techniques discussed below in all periods presented. The following tables present the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2016 and December 31, 2015, by level, within the fair value hierarchy (in thousands):

	September 30, 2016
	Fair value measurements
Description	Level 1	Level 2	Level 3	Total
Assets:
Commodity derivative instruments	$—	$24,619	$—	$24,619

	December 31, 2015
	Fair value measurements
Description	Level 1	Level 2	Level 3	Total
Assets:
Commodity derivative instruments	$—	$56,623	$—	$56,623

The Company’s commodity derivative instruments consist of variable-to-fixed price swaps. The fair values of the swap agreements are determined under the income valuation technique using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual terms, published forward prices, and discount rates as appropriate. The Company’s estimates of fair value of commodity derivative instruments include consideration of the counterparties’ creditworthiness, the Company’s creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant’s view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company’s derivative instruments are included within Level 2 of the fair value hierarchy. The counterparties on the Company’s derivative instruments are the same financial institutions that hold the Revolving Credit Facility (Note 3). Accordingly, the Company is not required to post collateral on these derivatives since the banks are secured by the Company’s oil and gas properties.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(5) Asset Retirement Obligations

As of September 30, 2016, the Company’s asset retirement obligation was $8.9 million. Liabilities incurred, accretion expense and revisions to the Company’s estimates were not material for the nine months ended September 30, 2016.

(6) Commodity Derivative Instruments

The Company uses derivative commodity instruments that are placed with major financial institutions whose creditworthiness is regularly monitored. The Company currently uses fixed price natural gas swaps for which it receives a fixed swap price for future production in exchange for a payment of the variable market price received at the time future production is sold. The Company has entered into various derivative contracts to manage price risk and to achieve more predictable cash flows. As a result of the Company’s hedging activities, the Company may realize prices that are greater or less than the market prices that it would have received otherwise.

The Company recognizes all derivative instruments as either assets or liabilities at fair value per Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) “Derivatives and Hedging (Topic 815)”. The Company’s derivative commodity instruments have not been designated as hedges for accounting purposes; therefore, all gains and losses are recognized currently in earnings.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(6) Commodity Derivative Instruments (Continued)

The following tables present the gross amounts of the Company’s recognized derivative assets and liabilities, the amounts offset under netting arrangements with counterparties, and the resulting net amounts presented in the condensed consolidated balance sheets for the periods presented, at fair value.

		September 30, 2016
		Gross amounts
	Condensed consolidated balance sheet classification	Gross recognized	Offset	Net recognized
		(In thousands)
Derivative assets:
Commodity contracts	Current assets	$17,917	$(3,987)	$13,930
Commodity contracts	Noncurrent assets	14,234	(3,545)	10,689
Derivative liabilities:
Commodity contracts	Current liabilities	$3,987	$(3,987)	$—
Commodity contracts	Noncurrent liabilities	3,545	(3,545)	—

		December 31, 2015
		Gross amounts
	Condensed consolidated balance sheet classification	Gross recognized	Offset	Net recognized
		(In thousands)
Derivative assets:
Commodity contracts	Current assets	$41,242	$(298)	$40,944
Commodity contracts	Noncurrent assets	15,872	(193)	15,679
Derivative liabilities:
Commodity contracts	Current liabilities	$298	$(298)	$—
Commodity contracts	Noncurrent liabilities	193	(193)	—

The table below summarizes the realized and unrealized gains and losses, net related to the Company’s derivative instruments for the nine months ended September 30, 2016 and 2015, recorded as operating revenues in the accompanying condensed consolidated statements of operations.

	Nine months ended September 30,
	2016	2015
	(In thousands)
Commodity derivative instruments:
Realized gains on commodity derivatives, net	$41,932	$59,491
Unrealized loss on commodity derivatives, net	(32,003)	(14,368)

Gain on commodity derivatives	$9,929	$45,123

Due to the volatility of oil and natural gas prices, the estimated fair values of the Company’s commodity derivative instruments are subject to significant fluctuations from period to period.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(7) Related Party Transactions

(a)	Gas Gathering System Operating Agreement

In connection with the Joint Development Agreement between the Company and Vantage Energy II, LLC (“Vantage II”), Vista Gathering, LLC (hereinafter referred to as “Vantage Midstream”) became the operator of the gas gathering and compression assets. Pursuant to a Gas Gathering System Operating Agreement, dated August 2, 2012, between the Company and Vantage Midstream, the Company and Vantage II are to pay their respective 50% shares of the gas gathering system’s operating and development costs, as well as their incurred gas gathering and compression fees. The Company was charged gas gathering and compression fees by Vantage Midstream for the wells that it operates of approximately $8.3 million and $3.7 million for the nine months ended September 30, 2016 and 2015, respectively.

(b)	Water Investment

Pursuant to the Water Services and Supply Agreement, Vantage Midstream provides water services required in the Company’s drilling operations. For the nine months ended September 30, 2016, the Company’s payments to Vantage Midstream for water supply and transportation were immaterial.

(c)	Management Services Agreement

In August 2012, the Company and Vantage II entered into a Management Services Agreement (“MSA”) whereby the Company is to provide certain executive management, administrative, accounting, finance, engineering, land, and information technology assistance to Vantage II. In exchange for receiving these services, Vantage II will pay the Company a fee (the “MSA Fee”). The MSA Fee is allocated based upon the gross general and administrative expenses incurred by the Company multiplied by a ratio of the relative capital expenditures and oil and natural gas production volumes of the Company and Vantage II. Certain adjustments are made to this calculation to reflect the allocation of general and administrative expenses to Vantage Midstream. The Company billed general and administrative expenses under the MSA to Vantage II of approximately $11.3 million and $8.6 million for the nine months ended September 30, 2016 and 2015, respectively.

(d)	MIU Notes Receivable

In December 2014, the Company made loans to certain employees in the form of notes receivable. Interest accrues on the notes at 0.34% per annum, and the notes mature upon the earlier to occur of: 1) December 1, 2017; 2) consummation of Monetization Event (as defined); or 3) fifteen days after the date of voluntary termination of employment by the employee or termination by the Company for cause. As of September 30, 2016, the notes outstanding were approximately $1.3 million and are classified in other assets in the accompanying condensed consolidated balance sheets. The notes are collateralized by a first lien interest in each employees’ Management Incentive Units (“MIUs”) and all potential dividends and distributions and a second lien on all other personal assets. Interest income was not material for the nine months ended September 30, 2016 and 2015, respectively.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(8) Commitments and Contingencies

The Company leases office spaces in Colorado, Pennsylvania, and Texas and various compressors in Pennsylvania and Texas under noncancelable operating leases that expire at various dates through 2017. The associated future remaining obligations of such leases was not material as of September 30, 2016.

On August 22, 2008, the Company secured a letter of credit in the amount of $0.1 million with Wells Fargo Bank, N.A. in connection with the signing of an exploration agreement. Partial draws under this letter of credit are permitted. As of September 30, 2016, no amounts have been drawn under the letter of credit.

As part of a Founder’s employment agreement, the Company will pay $0.5 million to such Founder provided all of the following conditions have been met:

i.	The Company’s invested capital equals $250 million or greater

ii.	Monetization events aggregating at least $500 million in proceeds have been completed

iii.	Distributions to Capital Interest Members are sufficient, in part, to exceed the Second Threshold, as defined in the LLC Agreement.

As of September 30, 2016, none of the $0.5 million has been accrued, as fulfillment of the above criteria has not been deemed probable as of such date.

Effective August 1, 2010, and amended in October 2014, the Company entered into a gas gathering agreement related to its Lake Arlington project in Tarrant County, Texas, which committed the Company to transport a minimum quantity of natural gas for seven years starting on the date gas is first delivered. If the Company transports more than the minimum quantity, the Company will receive a credit for excess transported gas, calculated as actual quantity transported, less minimum transportation quantity, multiplied by a stated dollar amount per MMBtu. This credit can be used to offset shortfalls incurred, if any, in the year immediately before or after the excess quantity was incurred. As of September 30, 2016, remaining total minimum revenue commitments due over the term of the agreement aggregate to $10.9 million. As of September 30, 2016, the portion of the remaining minimum commitment that is due in 2017 totals $7.1 million, subject to a rollover provision in the agreement that permits the Company to roll a portion of any deficit commitment to the subsequent period.

Effective August 1, 2013, the Company entered into a gas gathering agreement related to its Wedgwood project in Tarrant County, Texas, under which the Company is required to make a minimum revenue commitment of $8.8 million over four years starting on the date gas is first delivered. The gas gathering fee on which the minimum revenue commitment is based is $0.55 per MMBtu, and remains at that level under the agreement until the Company sells 20,000,000 MMBtu from its Wedgewood project, at which time the gas gathering fee reduces to $0.34 per MMBtu for all subsequent volumes. As of September 30, 2016, the Company had a remaining total commitment of $2.2 million. As of September 30, 2016 the portion of the remaining minimum revenue commitment that is due in 2017 totals $1.5 million, subject to a rollover provision in the agreement that permits the Company to roll a portion of any deficit obligations to the subsequent period.

On April 17, 2014, the Company entered into a 20,000 MMBtu/d firm marketing agreement to market a portion of production associated with volumes produced in the Marcellus Shale. The agreement began in October 2014 and continues through October 2020. Under the contract, the Company is paid based on TETCO M-2 pricing with the ability to share in downstream price upside when market conditions allow.

VANTAGE ENERGY, LLC

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(8) Commitments and Contingencies (Continued)

On May 9, 2014, the Company entered in a 37,500 MMBtu/d firm marketing agreement to market a portion of our production associated with volumes produced in the Marcellus Shale. The agreement began in November 2014 and continues through October 2019. Under the contract, the Company is paid based on TETCO M-2 pricing.

From time to time, the Company is party to litigation. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the financial statements.

(9) Capital Structure

Capital Interests

Capital Interests are issued to Members from time to time, in exchange for a Member’s capital commitment to make cash contributions when called by the Company pursuant to the terms as described in the Agreement.

Total capital contributions and deemed commitments associated with outstanding Capital Interests are as follows:

	September 30, 2016	December 31, 2015
	(In thousands)
Institutional investors (deemed commitment—$470,559)	$445,716	$420,940
Founders (deemed commitment—$6,281)	5,960	5,788
Other employees (deemed commitment—$2,169)	2,103	2,055
Friends and family (deemed commitment—$6,225)	5,827	5,568

Total (total deemed commitment—$485,234)	$459,606	$434,351

Management Incentive Units

The Company has issued management incentive units to certain employees. The management incentive units participate only in distributions in liquidation events, meeting requisite financial thresholds after Capital Interests have recovered their investment and special allocation amounts. Management incentive units have no voting rights. Compensation expense for these awards will be recognized when all performance, market, and service conditions are probable of being satisfied (in general, upon a liquidating event), which has not occurred as of September 30, 2016. Accordingly, no value was assigned to the interests when issued.

(10) Subsequent Events

The Company has evaluated subsequent events that occurred after September 30, 2016 through, September 19, 2017. Any material subsequent events that occurred during this time have been properly recognized or disclosed in these condensed consolidated financial statements or the notes to the condensed consolidated financial statements. Effective October 19, 2016, Vantage Energy, LLC was acquired by Rice Energy Inc.